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                                                                  EXHIBIT 2
                                                                  ---------

                             JOINT FILING AGREEMENT
                             ----------------------

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A common stock of Budget Group, Inc. dated June 29, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated: June 29, 1998                             QUESTOR PARTNERS FUND, L.P.

                                             By: Questor General Partner, L.P.,
                                                   its General  Partner

                                             By: Questor Principals, Inc.
                                                     its General Partner


                                             By: /s/ Robert E. Shields
                                                 ---------------------------
                                                  Robert E. Shields
                                                  Managing Director



Dated:  June 29, 1998                     QUESTOR SIDE-BY-SIDE PARTNERS, L.P.

                                             By: Questor Principals, Inc.
                                                      its General Partner


                                             By: /s/ Robert E. Shields
                                                  --------------------------
                                                  Robert E. Shields
                                                  Managing Director